EXHIBIT 10.6
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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT dated November 15, 2002 of the EMPLOYMENT AGREEMENT (the "Agreement") dated February 22, 2002 by and between DriverShield Corp. f/k/a driversshield.com Corp., a New York corporation with an address at 12514 West Atlantic Blvd, Coral Springs, Florida 33071 (the "Company"), and Phil Kart, residing at 115 Ardmore Avenue, Melville, NY 11747 (the "Executive").

                               W I T N E S S E T H
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         WHEREAS, the Company desires to amend the Employment Agreement under which the Executive is employed by it and render services to it, and Executive is willing to amend the Employment Agreement under which he is so employed and wishes to continue to render such services to the Company, all on the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Term
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         The Term of this Agreement shall be extended for an additional twelve
(12) months thereby terminating on December 31, 2004 (the "Expiration Date"), unless earlier terminated under the terms and conditions herein (the "Employment Term").

2.       Moving Expense Reimbursement
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         The Company hereby agrees to reimburse the Executive for the expenses listed below upon the Executive providing the Company with reasonable evidence that the Executive has incurred the actual expense:

         a. Real Estate Commission. Upon the sale of the Executive's present residence at the address listed above, the Company shall reimburse the Executive for real estate commissions incurred by the Executive up to Ten Thousand Dollars ($10,000).

         b. Attorney Fees. The Company shall reimburse the Executive for attorney fees incurred as a result of the sale of his residence in Melville, New York or the purchase of a home in Florida up to Two Thousand Dollars ($2,000).

         c. Moving Company Fees. The Company shall reimburse the Executive or pay the moving company directly for the Executive's move from Melville, New York to Florida, for the total cost of packing and transporting his personal effects (including his motor vehicles) to Florida. The Executive may utilize United Van Lines or any other moving company that charges moving fees equal to or less than the estimate provided by United Van Lines.

         d. Transportation. The Company shall reimburse the Executive for the actual cost of air transportation for the Executive and his family to travel from New York to Florida for their initial move to Florida.

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         e. All other costs incurred by the Executive shall be at his sole cost and expense.

3. Relocation Allowance. In recognition of the Executive's accomplishments during his tenure with the Company and to offset any additional relocation costs associated with the sale of home, temporary living expenses, transfer taxes, additional commissions, etc. borne by the Executive, the Company shall pay the Executive the sum of Fifty Thousand Dollars ($50,000) payable upon the Company making its final Moving Company Fee payment either to the moving company or to the Executive.

4.       Other terms and conditions.
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         All other terms and conditions of the Agreement shall remain if full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below.

DRIVERSHIELD CORP.                  PHILIP KART


By:                                 By:
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Title:                              Dated:
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Dated:
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